                                          EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2010, with respect to the financial statements of the PGT Savings Plan on Form 11-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statements (Form S-8 No. 333-135616) pertaining to the PGT, Inc. 2004 Stock Incentive Plan and the PGT, Inc. 2006 Equity
Incentive Plan and (Form S-8 No. 333-146719).

/S/ Kirkland, Russ, Murphy & Tapp

Clearwater, Florida
June 30, 2011